                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VISUAL NETWORKS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             VISUAL NETWORKS, INC.
                               2092 GAITHER ROAD
                            ROCKVILLE, MD 20850-4013
                                 (301) 296-2300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

     The annual meeting of stockholders of Visual Networks, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1999, at 10:00 a.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2430 for the following purposes:

     1. To elect two (2) directors to serve until the 2002 annual meeting of stockholders, and until their successors are elected and duly qualified;

     2. To adopt the Visual Networks, Inc. 1999 Employee Stock Purchase Plan;

     3. To approve an amendment and restatement of our certificate of incorporation;

     4. To ratify the appointment of Arthur Andersen LLP as our independent auditors for the year ending December 31, 1999; and

     5. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 9, 1999, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ NANCY A. SPANGLER

                                          --------------------------------------
                                          Nancy A. Spangler
                                          Secretary

Rockville, Maryland
May 7, 1999

                             VISUAL NETWORKS, INC.
                               2092 GAITHER ROAD
                         ROCKVILLE, MARYLAND 20850-4013
                                 (301) 296-2300

                                PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 7, 1999.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares on April 9, 1999. A total of 20,353,512 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal, like the adoption of our Employee Stock Purchase Plan.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                      PROPOSAL NO 1: ELECTION OF DIRECTORS

     Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at seven (7) members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

     Two directors are to be elected at this annual meeting to serve until the 2002 annual meeting, and until their successors are elected and duly qualified. In the event either nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

     Set forth below is certain information concerning the nominees and the other incumbent directors:

DIRECTORS TO BE ELECTED AT THE 1999 ANNUAL MEETING

     MARC F. BENSON, age 49, has been a director since December 1994. Since July 1992, he has been a principal and partner of Mid-Atlantic Venture Funds, formerly NEPA Venture Funds, a venture capital fund.

     THEODORE R. JOSEPH, age 59, has been a director since December 1995. He has been the Chief Executive Officer and a director of Response Networks, Inc., a supplier of application service level management software, since February 1999. He has also been a director of Realty Wave, Inc., a developer and marketer of client/server 3D software applications, since December 1998. From December 1997 until January 1999, Mr. Joseph was the Vice President of Worldwide OEM Sales for NetManage, Inc., a provider of personal computer (pc) connectivity solutions and from December 1994 until December 1997, he was the President, Chief Executive Officer and a director of Relay Technology, Inc., a provider of mobile and connectivity software. From March 1993 until August 1994, Mr. Joseph was the Chairman of the Board, President and Chief Executive Officer of Bridge Builder Technologies, Inc., a graphical user interface application development company.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

     TED H. MCCOURTNEY, age 60, has been a director since January 1996. He has been a general partner of Venrock Associates, a venture capital fund, since 1970. He is also a director of MedPartners, Inc., a physician practice management company, NTL, Inc., a telecommunications company, and Corecomm, Ltd., a telecommunications services company.

     WILLIAM J. SMITH, age 64, has been a director since March 1997. Since November 1997, he has been Vice President, Sales of FlowWise Networks, Inc., an IP switching technology company. From August 1992 to October 1997, he was the Senior Vice President, Sales and Marketing of Premisys Communications, Inc., an integrated digital access company.

     SCOTT E. STOUFFER, age 38, has been our Chairman of the board of directors, President and Chief Executive Officer since our inception in 1993.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     GRANT G. BEHRMAN, age 45, has been a director since September 1996. He has been a managing partner of Behrman Capital, a venture capital fund, since February 1991.

     THOMAS A. SMITH, age 36, has been a director since September 1995. He has been a consultant to Mid-Atlantic Venture Funds Management Company, the management company for NEPA Venture Fund II, L.P., a venture capital fund, since January 1998 and a general partner of Mid-Atlantic Venture Funds III, L.P. since April 1998. He has also been a general partner of Edison Venture Fund, a venture capital fund, since June 1993, and has been an employee of Edison Management Company, the management company for Edison Venture Fund III L.P., since October 1990.

     Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors met four times during 1998. All directors attended all meetings of the board and the meetings of the committees of the board of directors on which they served.

     The Audit Committee currently consists of Theodore Joseph, Ted McCourtney and Thomas Smith and met four times during 1998. The Audit Committee recommends the firm to be appointed as independent auditors to audit our financial statements, discusses the scope and results of the audit with the independent auditors, reviews with our management and the independent auditors our interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and reviews the non-audit services to be performed by our independent auditors.

     The Compensation Committee currently consists of Marc Benson, Theodore Joseph and Thomas Smith and met six times during 1998. The Compensation Committee reviews and recommends the compensation arrangements for our management and administers our stock option plans.

     The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our secretary, Nancy A. Spangler, c/o Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2430.

     Directors who are not currently employees of the Company (the "Eligible Directors") receive awards of stock options under our Amended and Restated 1997 Directors' Stock Option Plan for their service on the board of directors. The Eligible Directors received grants of 24,000 shares upon the closing of our initial public offering in February 1998, and will receive grants of 6,000 options at each annual meeting of stockholders while they serve as directors.

                               EXECUTIVE OFFICERS

     In addition to Scott Stouffer, the following are our executive officers:

     PETER J. MINIHANE, age 50, has been our Executive Vice President, Chief Financial Officer and Treasurer since October 1997. From June 1997 to October 1997, he was our Senior Vice President, Chief Financial Officer and Treasurer. From August 1985 to May 1997, he was Executive Vice President, Chief Financial Officer and Treasurer of Microcom, Inc., a remote access technology company.

     HENRY A. CHELI, age 49, has been our Senior Vice President, North American Enterprise and Channel Sales since January 1999. Prior to that, from March 1997, he was our Senior Vice President, Market Operations. From June 1994 to March 1997, he was Senior Vice President of America's Product Business for Racal Datacom Inc., a telecommunications, electronics and technology company. From December 1993 to June 1994, he was General Manager and Corporate Vice President, Network Products Division of Andrew Corporation, Inc., a communications hardware company.

     GREGORY J. LANGFORD, age 49, has been our Senior Vice President, Product Operations since November 1997. From November 1996 to November 1997, he was our Vice President, Product Management and Planning. From February 1995 to August 1996, he was Vice President, Marketing of IPC Information Systems, Inc., a provider of telecommunications products and services to the financial services industry. From January 1991 to January 1995, Mr. Langford was Vice President, Marketing of Integrated Network Corporation, a broadband networking company.

     ROBERT C. TROUTMAN, age 43, has been our Senior Vice President, Advance Planning since October 1997. From our inception in 1993 to October 1997, he was Vice President, Engineering and Manufacturing.

     PATRICIA L. COTTER, age 40, has been our Vice President, Manufacturing since September 1996. From October 1993 to September 1996, she was Director of Corporate Programs at Stratus Computer, Inc., a provider of fault tolerant computers.

     Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

     There are no family relationships among any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation paid by us during the last three completed years to our chief executive officer and the other four most highly compensated executive officers whose total compensation for services in all capacities exceeded $100,000 during 1998, whom we refer to as our Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                        ANNUAL COMPENSATION               SECURITIES
                                                 ---------------------------------        UNDERLYING
                                          YEAR    SALARY        BONUS(1)    OTHER          OPTIONS
                                          ----   --------       --------   -------       ------------
Scott E. Stouffer.......................  1998   $200,000       $42,109    $ 1,600(2)           --
Chairman of the Board, President and      1997    165,000        71,880         --(3)           --
  Chief Executive Officer                 1996    125,000        48,756      3,090          40,600
Peter J. Minihane.......................  1998    140,000(4)     37,832         --(6)           --
Executive Vice President, Chief           1997    100,550(5)     45,939     92,951         175,000
  Financial Officer and Treasurer
Henry A. Cheli..........................  1998    150,000(5)      4,602     44,000(7)           --
Senior Vice President, North American     1997    119,048        82,618     96,697(8)      135,000
  Enterprise and Channel Sales
Gregory J. Langford.....................  1998    135,000(9)     29,878         --(6)           --
Senior Vice President, Product            1997    125,000        50,940     61,662          35,000
  Operations                              1996     14,147         4,167         --          65,000
Robert C. Troutman......................  1998    150,000        29,878      1,500(3)           --
Senior Vice President, Advance Planning   1997    140,000        61,366         --(3)           --
                                          1996    110,925        39,482      3,090          35,000

-------------------------
(1) Reflects bonuses earned in the fiscal year indicated, paid during the following fiscal year.

(2) Consists of payment for an annual physical examination.

(3) Consists of payment of legal fees related to estate planning.

(4) Mr. Minihane received a $120,000 annual salary for the period starting from January 1, 1998 to June 30, 1998. From July 1, 1998 to December 31, 1998, he received an annual salary of $160,000.

(5) The salaries paid to Mr. Minihane and Mr. Cheli are for the periods from their respective dates of employment, June 15, 1997 and March 20, 1997.

(6) Consists of relocation payments.

(7) Consists of commissions.

(8) Consists of commissions of $40,000 and relocation payments of $56,697.

(9) The salary paid to Mr. Langford in 1996 is for the period from his date of employment, November 1996.

                            OPTIONS GRANTED IN 1998

     We did not grant any options to our Named Executive Officers during 1998.

               OPTION EXERCISES IN 1998 AND YEAR-END VALUE TABLE

     The following table provides information concerning option exercises in 1998 and unexercised options held as of December 31, 1998, by our Named Executive Officers.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING                   IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT              OPTIONS AT
                                   SHARES                      DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                  EXERCISE     RECEIVED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   --------   -----------   -------------   -----------   -------------
Scott E. Stouffer..............        --      $    --      46,349          16,900      $1,731,299     $  630,201
Peter J. Minihane..............        --           --      52,528         122,472       1,877,876      4,378,374
Henry A. Cheli.................    30,000       42,900      17,250          87,750         622,208      3,165,143
Gregory J. Langford............     9,433       22,807      19,639          70,928         703,020      2,518,099
Robert C. Troutman.............        --           --      20,675          14,325         771,384        534,466

-------------------------
(1) Calculated on the basis of $37.50 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 1998, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

                               PERFORMANCE GRAPH

     The following graph shows an 11 month comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends, with a return of the S&P Communications Equipment Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning February 6, 1998, the day our common stock began trading, through December 31, 1998.

                                   [GRAPH]

                                2/6/98          12/31/98
Visual Networks, Inc.             100              300
NASDAQ Stock Market (U.S.)        100              137
S & P Communications Equipment    100              167

                            EMPLOYMENT ARRANGEMENTS

     We have employment agreements with Scott Stouffer and Robert Troutman, dated December 15, 1994. These agreements provide that Mr. Stouffer and Mr. Troutman receive current annual salaries of $200,000 and $150,000, respectively, which are reviewed by our board of directors annually, plus an annual bonus and reimbursement of certain expenses. These individuals are also entitled to participate in our health, life or accident insurance plans or programs which we make available to our other similarly situated employees. Mr. Stouffer and Mr. Troutman are entitled to 20 business days sabbatical every four years of employment which we also make available to similarly situated employees.

     These agreements continue on a year-to-year basis, renewing each December 15 unless terminated (1) upon 90 days notice from either the individual or by us prior to the end of the then-current term; (2) by death; (3) due to disability;
(4) by us without cause upon 45 days prior written notice to the individual; or
(5) by us for cause upon 30 days prior written notice, or in the case of embezzlement or theft, immediately without notice. Upon termination without cause by us, we will pay the individual severance equal to six months base salary.

     Each agreement contains a covenant not to compete which provides that for a period of 24 months (decreasing to 12 months after the individual has been an employee for four years) after his termination for any reason, the individual is subject to a non-solicitation restriction and will not compete with us or accept employment with one of our competitors. The agreements also contain confidentiality and assignment of inventions provisions.

     In March 1997, Mr. Cheli entered into an employment arrangement with us that currently provides for an annual base salary of $150,000, in addition to certain other benefits. His compensation may increase based on our 1999 financial performance. Upon termination of employment by us without cause, he is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. We granted Mr. Cheli an option to purchase 135,000 shares of common stock at an exercise price of $1.43 per share, vesting 20% on the first anniversary of the date of grant and in equal monthly increments over the next four years. Upon a change in control, his options will automatically vest 100%.

     In November 1996, Mr. Langford entered into an employment arrangement with us which currently provides for an annual base salary of $135,000 in addition to certain other benefits. His compensation may increase based on our 1999 financial performance. Upon termination of employment by us without cause, he is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. Mr. Langford was granted options to purchase 49,000 shares of common stock in November 1996 at an exercise price of $1.43 per share, vesting 25% on the second anniversary of the date of grant and in equal monthly increments over the next three years, options to purchase 16,000 shares of common stock in December 1996 at an exercise price of $1.43 per share, vesting in equal monthly increments over five years, options to purchase 35,000 shares of common stock in August 1997 at an exercise price of $3.00 per share, vesting in equal monthly increments over five years, and options to purchase 25,000 shares of common stock in February 1999 at an exercise price of $31.50 per share, vesting in equal monthly increments over three years. Fifty percent of Mr. Langford's unvested options vest upon a change of control.

     In June 1997, Mr. Minihane entered into an employment arrangement with us which currently provides for an annual base salary of $160,000, in addition to certain other benefits. His compensation may increase based on our 1999 financial performance. Upon termination of employment by us without cause, Mr. Minihane is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. He was granted options to purchase 175,000 shares of common stock in June 1997 at an exercise price of $1.75 per share, vesting 20% on the first anniversary of the date of grant and in equal monthly increments over the next four years, and options to purchase 50,000 shares of common stock in February 1999 at an exercise price of $31.50 per share, vesting in equal monthly increments over three years. All of his unvested options vest upon a change of control. Upon commencement of his employment, Mr. Minihane purchased 25,000 shares of our common stock at $1.75 per share.

     Our employment agreement with each of Messrs. Cheli, Langford and Minihane contains general non-solicitation and non-competition provisions applicable during the period of their employment with us and for one year thereafter.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of our board of directors reviews and recommends the compensation arrangements for our executives and administers our stock option plans. The Compensation Committee, established in December 1994, comprises three members, all of whom are outside directors. None of the directors has any interlocking or other relationship with us that would call into question his independence as a Compensation Committee member.

     The Compensation Committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable us to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of our specified business objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for our executives. Finally, our executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of our executives with the performance of our common stock.

     The compensation programs for our executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary, annual cash bonus, and stock-based equity incentives achieved primarily through participation in our 1994 Stock Option Plan and 1997 Omnibus Stock Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry or related industries and/or are located in the same general geographical area as us, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of our other executives. To the extent determined appropriate, the Compensation Committee also considers general conditions and our financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

     For the year ended December 31, 1998, increases in the base salaries and bonuses of Messrs. Stouffer, Minihane, Langford and Troutman were tied to performance-oriented goals set by the Compensation Committee earlier in the year. Each individual met or exceeded performance goals established by the Compensation Committee for 1998.

     In determining compensation for Mr. Stouffer, the Compensation Committee reviewed how chief executive officers of companies in the same industry as ours are compensated and considered the expanded responsibilities of Mr. Stouffer in light of the fact that we are now a public company. With regard to the 1998 bonus awarded to Mr. Stouffer, the Compensation Committee considered our actual performance against the goals set out in our business plan and other qualitative objectives that had been previously discussed.

     While no stock options were granted in 1998, the Compensation Committee did grant options in February 1999 to Messrs. Langford and Minihane which are designed to be a meaningful portion of their overall compensation and to reinforce our goal of retaining key executives.

     Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated our executive officers to work toward these goals.

     Section 162(a) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure its executive-compensation packages to meet these requirements.

                                          Marc F. Benson
                                          Theodore R. Joseph
                                          Thomas A. Smith

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Compensation Committee of the board of directors was formed in December 1994, and the current members of the Compensation Committee are Messrs. Benson, Joseph and Thomas Smith. None of the members was, during 1998, one of our officers or employees at any time.

                             PRINCIPAL STOCKHOLDERS

     The following table shows the number of shares of our common stock beneficially owned as of March 31, 1999 by:

     - each person who we know beneficially owns more than 5% of the common stock;
     - each director;
     - each of our Named Executive Officers; and
     - the directors and executive officers as a group.

     Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 2092 Gaither Road, Rockville, Maryland 20850-4013.

                                                             NUMBER OF SHARES         PERCENT OF
                 NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED   SHARES OUTSTANDING(1)
                 ------------------------                   ------------------   ---------------------
Putnam Investments, Inc.(2)...............................      2,706,727                13.3
One Post Office Square
Boston, Massachusetts 02109
Venrock Entities(3).......................................      1,020,092                 5.0
30 Rockefeller Plaza, Suite 5508
New York, New York 10112
FMR Corp.(4)..............................................      2,177,700                10.7
82 Devonshire Street
Boston, Massachusetts 02109
Grant G. Behrman(5).......................................         25,891                   *
Marc F. Benson(6).........................................         18,971                   *
Henry A. Cheli(7).........................................          9,000                   *
Theodore R. Joseph(8).....................................         55,299                   *
Gregory J. Langford(9)....................................         33,999                   *
Ted H. McCourtney(10).....................................      1,089,717                 5.4
Peter J. Minihane(11).....................................         25,273                   *
Thomas A. Smith(12).......................................        458,007                 2.3
William J. Smith(13)......................................         33,003                   *
Scott E. Stouffer(14).....................................      1,244,425                 6.1
Robert C. Troutman(15)....................................        397,140                 2.0
All executive officers and directors
  as a group (12 persons)(16).............................      3,395,319                16.5

-------------------------
  *  Less than 1%.

 (1) As of March 31, 1999, we had outstanding 20,339,214 shares of common stock. The persons named in this table have sole voting power with respect to all shares of common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of March 31, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Represents 2,447,827 shares of common stock beneficially owned by Putnam Investment Management, Inc. (of which 2,230,337 are held by Putnam OTC & Emerging Growth Fund) and 258,900 shares of common stock beneficially owned by The Putnam Advisory Company, Inc.

 (3) Represents 630,076 shares of common stock beneficially owned by Venrock Associates and 390,016 shares of common stock beneficially owned by Venrock Associates II, L.P. Mr. McCourtney is a general partner of both Venrock Associates and Venrock Associates II, L.P. Mr. McCourtney has shared voting and investment power over the shares held by Venrock but disclaims beneficial ownership thereof except to the extent of his proportionate partnership interest therein.

 (4) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,177,700 shares of common stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounts to 1,052,800 shares of the common stock. Edward C. Johnson III, FMR Corp. and the funds each has sole power to dispose of the 2,177,700 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

 (5) Represents 4,258 shares of common stock held by Mr. Behrman, 13,499 shares of common stock issuable upon exercise of options held by him, 2,238 shares of common stock held by his wife, 2,238 shares of common stock held by his minor son, 2,238 shares of common stock held by his minor daughter, and 1,420 shares of common stock held by Behrman Brothers, L.P., which Mr. Behrman may be deemed to beneficially own by virtue of his status as a General Partner of the entity. Mr. Behrman has shared voting and investment power over shares held by Behrman Brothers, L.P., but disclaims beneficial ownership thereof except to the extent of his proportionate partnership interest therein.

 (6) Represents 5,472 shares of common stock and 13,499 shares of common stock issuable upon exercise of options.

 (7) Represents 9,000 shares of common stock issuable upon exercise of options.

 (8) Represents 1,000 shares of common stock held by Mr. Joseph's wife, 11,400 shares of common stock held by his IRA, and 42,899 shares of common stock issuable upon exercise of options.

 (9) Represents 26,310 shares of common stock and 7,689 shares of common stock issuable upon exercise of options.

(10) Represents 56,126 shares of common stock held by Mr. McCourtney, 13,499 shares of common stock issuable upon exercise of options held by him, 630,076 shares of common stock beneficially owned by Venrock Associates, and 390,016 shares of common stock beneficially owned by Venrock Associates II, L.P. Mr. McCourtney is a general partner of both Venrock Associates and Venrock Associates II, L.P. He has shared voting and investment power over the shares held by Venrock but disclaims beneficial ownership thereof except to the extent of his proportionate partnership interest therein.

(11) Represents 25,273 shares of common stock issuable upon exercise of options.

(12) Represents 6,079 shares of common stock held by Mr. Smith, 13,499 shares of common stock issuable upon exercise of options held by him, and 438,429 shares of common stock beneficially owned by Edison Venture Fund III, L.P. which Mr. Smith may be deemed to beneficially own by virtue of his status as a general partner of Edison. He has shared voting and investment power over shares held by Edison but disclaims beneficial ownership thereof except to the extent of his proportionate partnership interest therein.

(13) Represents 10,504 shares of common stock and 22,499 shares of common stock issuable upon exercise of options.

(14) Includes 475,386 shares of common stock held by Mr. Stouffer, 243,923 shares of common stock held by the Scott E. Stouffer GRAT, 475,387 shares of common stock held by his wife, and 49,729 shares of common stock issuable upon exercise of options.

(15) Includes 319,746 shares of common stock held by Mr. Troutman, 46,854 shares held by the Robert C. Troutman GRAT, 7,000 shares held by Mr. Troutman as custodian for each of two children, and 23,540 shares of common stock issuable upon exercise of stock options.

(16) Includes an aggregate of 239,219 shares of common stock issuable upon exercise of options.

               PROPOSAL NO. 2: ADOPTION OF VISUAL NETWORKS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The board of directors proposes that you approve the adoption of the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (the "Plan") pursuant to which shares of our common stock would be made available for purchase by our eligible employees. The following summary of the principal features of the Plan is a fair and complete summary and it is qualified in its entirety by the full text of the Plan, which appears as Exhibit A to this proxy statement.

GENERAL

     The purpose of the Plan is to promote the success of our Company and enhance our value by providing eligible employees the opportunity to purchase our common stock so as to increase their interests in our success and encourage them to remain as employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

     The Plan authorizes the purchase of up to 400,000 shares of common stock by eligible employees. However, the number of shares available for purchase under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting our common stock. The shares available for purchase under the Plan may, in the discretion of our board of directors, be authorized but unissued shares of common stock, shares purchased on the open market, or shares from any other proper source.

ADMINISTRATION

     The Plan will be administered by our board of directors or a committee appointed by our board. Subject to the terms of the Plan, the administrator has authority to interpret the Plan, make, amend and rescind all rules and regulations for the operation of the Plan, take any other actions and make all other determinations necessary or desirable to administer and operate the Plan.

ELIGIBILITY TO PARTICIPATE

     All of our employees and all employees of any of our subsidiaries that are designated by the administrator as a participating employer under the Plan are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the administrator consistent with Section 423 of the Internal Revenue Code. However, any employee that owns, directly or indirectly, 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries, is not eligible. As of April 1, 1999, approximately 181 employees would be eligible to participate in the Plan.

PURCHASES OF COMMON STOCK UNDER THE PLAN

     Eligible employees receive options to purchase common stock pursuant to the Plan. The options are to be granted to each eligible employee on the first day of each calendar year on which Nasdaq is open for trading, or any other date specified by the administrator. Options remain outstanding for a period determined by the administrator not to exceed 27 months. Unless the administrator determines otherwise, consecutive option periods of equal duration will be established.

     An individual must be employed as an eligible employee by us or a designated subsidiary on the first trading day of an option period in order to be granted an option for that option period. In the case of an individual who first becomes an eligible employee after the first trading day of an option period, the administrator may designate a subsequent day within the option period upon which the employee will be granted an option that will have a duration equal to the balance of that option period.

     Each option provides the employee the right to purchase, on the last day of the option period, up to a maximum number of shares of common stock specified by the administrator. However, no employee may purchase in one calendar year shares of common stock having an aggregate fair market value in excess of $25,000. The purchase price for each share of common stock under an option will be determined by the administrator, in its discretion, prior to the beginning of the applicable option period. However, the purchase price will never be less than 85% of the fair market value of the common stock on the first or last day of the option period, whichever is lower, and will never be less than the par value of the common stock. For this purpose, "fair market value" on a particular date means the average of the high and low sale prices per share of common stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the common stock may be principally listed or quoted or, if there are no transactions on that date, then such average for the preceding trading day upon which transactions occurred. On April 15, 1999, the closing price of our common stock, as quoted on Nasdaq, was $34.50. All eligible employees granted options under the Plan for an option period shall have the same rights and privileges with respect to such options.

     To facilitate payment of the purchase price of options, the administrator, at its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during an option period, and/or to contribute cash or cash-equivalents to us, up to a maximum amount determined by the administrator. We will maintain bookkeeping accounts for all employees who authorize payroll deductions or make cash contributions. Interest will not be paid on any employee accounts, unless the administrator determines otherwise. The administrator will establish rules and procedures regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts.

     Amounts credited to employee accounts on the last trading day of an option period will be applied to the payment of the purchase price of outstanding options. Options will be exercised on the close of business on the last trading day of an option period; however, options of any participant who terminates employment for any reason before such date, or who is no longer an eligible employee on such date, will terminate unexercised. In accordance with rules established by the administrator, the purchase price of common stock subject to an option shall be paid (1) from funds credited to an eligible employee's account, (2) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (3) by such other method as the administrator may determine from time to time. Options will be exercised only to the extent the purchase price is paid with respect to whole shares of common stock. Any balance remaining in an employee's account at the end of an option period will be carried forward automatically for the next option period. If an employee is not an eligible employee with respect to the next option period, any remaining balance will be promptly refunded.

     Because the number of shares of our common stock that may be purchased by any participant in the Plan is based on the fair market value of such shares on future dates and on the participant's decision to purchase shares, the benefits or amounts that will be received by participants are not currently determinable. No purchases will be made under the Plan prior to approval of the Plan by the stockholders.

AMENDMENT AND TERMINATION

     Our board of directors may amend the Plan at any time for any reason, except that (1) if the approval of any such amendment by our stockholders is required by Section 423 of the Internal Revenue Code, such amendment will not be effected without such approval, and (2) no amendment may be made that would cause the Plan to fail to comply with Section 423 of the Internal Revenue Code unless expressly so provided by our board of directors.

     Our board of directors, in its sole discretion, may terminate the Plan at any time and for any reason. In the event the Plan is terminated, all outstanding options shall immediately terminate and all amounts in an eligible employee's account under the plan shall be promptly refunded.

TAX ASPECTS

     The Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Internal Revenue Code. As such, neither the grant of options to purchase shares under each option period nor the actual purchase of shares at the close of the option period will result in taxable income to the employee or a deduction to us.

     If an employee disposes of shares acquired under the Plan (including by way of gift) within two years after the commencement date of the option period under which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition" of the shares. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if no gain is realized on the disposition or a gift of the shares is made. Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares. If the shares are sold for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss is recognized equal to the difference between the fair market value of the shares on the exercise date and the sale price. We will have a corresponding tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the employee.

     If an employee disposes of shares acquired under the Plan other than in a disqualifying disposition (i.e., the disposition occurs after the holding periods described above have been satisfied), the employee recognizes (1) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the option period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (2) a long-term capital gain for any additional gain realized by the employee in the disposition. If an employee sells the shares and the sale price is less than the purchase price, then there is no ordinary income recognized and the employee recognizes a capital loss for the difference between the sale price and the purchase price. We will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

     Participants must notify us in writing within 30 days after they sell or otherwise transfer shares purchased under the Plan.

REQUIRED VOTE

     Approval of the adoption of the Plan requires an affirmative vote by a majority of the total votes cast on the proposal in person or by proxy and entitled to vote. Broker nonvotes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE VISUAL NETWORKS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

            PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT AND RESTATEMENT
                      OF OUR CERTIFICATE OF INCORPORATION

     We are requesting our stockholders to approve an amendment and restatement of our certificate of incorporation, the full text of which is set forth in Exhibit B to this proxy statement. Our authorized capital stock consists, and will consist after the filing of the amended and restated certificate of incorporation, of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. We do not have any preferred stock outstanding at this time.

     At December 31, 1997, before we became a publicly held corporation, we had an aggregate of 7,575,543 shares of convertible preferred stock outstanding. In February 1998, when we went public, all of the then outstanding preferred stock was converted into 10,605,735 shares of common stock and was canceled upon conversion. The proposed amended and restated certificate of incorporation removes all references to the convertible preferred stock that was canceled upon closing of the initial public offering and was not considered by our board of directors to be authorized at anytime after we went public. The 5,000,000 shares of preferred stock reserved for issuance by our board will continue to be authorized.

REQUIRED VOTE

     Approval of the proposed amendment and restatement of our certificate of incorporation requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

            PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF AUDITORS

     Arthur Andersen LLP has served as our independent auditors since August 1997 and has been selected by our board of directors as our independent auditors for the year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

     In August 1997, our board dismissed our former auditors. From our inception and throughout the time they were retained by us, the former auditors did not disagree with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. The former auditors' reports on our financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Prior to retaining Arthur Andersen LLP, we had not consulted with Arthur Andersen LLP on any accounting, auditing or reporting matter.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Arthur Andersen LLP as the independent auditors for the current year.

REQUIRED VOTE

     The ratification of the appointment of Arthur Andersen LLP as our independent auditors for the year ending December 31, 1999 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting to be held in 2000, a stockholder proposal must be received by Peter J. Minihane, Chief Financial Officer, Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013, or by our corporate secretary, Nancy A. Spangler, c/o Piper & Marbury L.L.P., 1200 Nineteenth Street N.W., Washington, D.C. 20036-2430, no later than December 1, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 1998, except for one Form 4 which was filed late by Mr. Cheli. To our knowledge, during 1998, no other person subject to the reporting requirement of Section 16(a) failed to file or was delinquent in filing a required report.

                                 OTHER MATTERS

     Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

     We have filed an Annual Report on Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Peter J. Minihane, our Chief Financial Officer, at Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013. Our Form 10-K is also available through our website at www.visualnetworks.com.

                                          By Order of the Board of Directors

                                          /s/ NANCY A. SPANGLER

                                          --------------------------------------
                                          Nancy A. Spangler
                                          Secretary

Dated: May 7, 1999
Rockville, Maryland

                                                                       EXHIBIT A

                             VISUAL NETWORKS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                            EFFECTIVE APRIL 7, 1999

     The Plan provides eligible employees of Visual Networks, Inc. (the "CORPORATION") and certain of its subsidiaries with opportunities to purchase shares of the Corporation's Common Stock, $0.01 par value per share (the "COMMON STOCK"). The Plan is intended to benefit the Corporation by increasing the employees' interest in the Corporation's growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), and shall be so applied and interpreted.

     1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 400,000 shares. The shares purchased under the Plan may, in the discretion of the board of directors of the Corporation (the "BOARD"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

     2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the "ADMINISTRATOR"). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Eligibility. All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code Section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "DESIGNATED SUBSIDIARY"), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code Section 423.

     4. Options to Purchase Common Stock.

     (a) Options ("OPTIONS") will be granted pursuant to the Plan to each eligible employee on the first day on which the National Association of Securities Dealers Automated Quotation ("NASDAQ") system is open for trading ("TRADING DAY") on or after January 1 of each year, or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "OPTION PERIOD"). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

     (b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an "INTERIM TRADING DAY") in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

     (c) Each Option represents a right to purchase on the last Trading Day of the Option Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "PURCHASE PRICE") subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Option Period or (ii) last Trading Day of the Option Period, and shall never be less than the par value of the Common Stock.

     (d) For purposes of the Plan, "FAIR MARKET VALUE" on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred.

     (e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code Section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

     (f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code Section 423.

     5. Payroll Deductions and Cash Contributions.

     To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the last Trading Day of an Option Period will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

     6. Exercise of Options; Purchase of Common Stock. Options shall be exercised on the close of business on the last Trading Day of the Option Period. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee's account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the Purchase Price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee's account at the end of an Option Period after such purchase of Common Stock will be carried forward automatically into the employee's account for the next Option Period unless the employee is not an eligible employee with respect to the next Option Period, in which case such amount will be promptly refunded.

     7. Issuance of Certificates. As soon as practicable following the end of each Option Period, certificates representing shares of Common Stock purchased under the Plan for such Option Period will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee. In the event of an employee's termination of employment or termination of status as an eligible employee prior to the last Trading Day of an Option Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's account will be paid to the employee or, in the event of the employee's death, (a) to the executor or administrator of the employee's estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to the last Trading Day of an Option Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

     9. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     10. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     11. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Corporation may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

     12. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

     13. Effect of Changes in Capitalization.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

     (b) Reorganization in Which the Corporation Is the Surviving
Corporation. Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d) Adjustments. Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

     (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     14. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code
Section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code Section 423 unless expressly so provided by the Board.

     15. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded.

     16. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees' accounts will be promptly refunded.

     17. Governmental Regulations.

     (a) The Corporation's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     (b) The Plan will be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

     18. Effective Date. The Plan is effective as of the date on which it was approved by the Board of Directors of the Corporation, subject to the approval of the stockholders of the Corporation within 12 months of the effective date.

                                                                       EXHIBIT B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             VISUAL NETWORKS, INC.

                            Pursuant to Section 242
                         Of the Corporation Law of the
                               State of Delaware

     Visual Networks, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The date of incorporation of the Corporation is December 13, 1994.

     At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amended and restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The stockholders of the Corporation duly approved said proposed amendment and restatement by the affirmative vote of the holders of at least a majority of the Common Stock present at the Annual Meeting of Stockholders in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment and restatement are as follows:

     RESOLVED: That the Certificate of Incorporation of the Corporation be and hereby is amended and restated as follows:

     FIRST: The name of the Corporation is Visual Networks, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 13, 1994.

     SECOND: This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation and all prior amendments thereto by deleting from the Certificate of Incorporation, as amended, all provisions thereof and substituting in lieu thereof the Amended and Restated Certificate of Incorporation set forth in Paragraph 3 below.

     THIRD: The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended and restated hereby to read as herein set forth in full:

     1. Name.  The name of the corporation is Visual Networks, Inc.

     2. Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

     3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

     4. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, of which (i) 50,000,000 shall be shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 5,000,000 shall be shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     A. Common Stock

     (1) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     (2) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

     (3) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     (5) Redemption.  The Common Stock is not redeemable.

     B. Preferred Stock. The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation of the Corporation, to provide, by resolution and by filing a certificate pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

     (1) the number of shares constituting that series and the distinctive designation of that series;

     (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

     5. Term.  The Corporation is to have perpetual existence.

     6. Bylaws. The bylaws of the corporation may be altered, amended or repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the stock entitled to vote.

     7. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article 7.

     Any repeal of or amendment to this Article 7 shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

     8. Election of Directors.

     (A) General. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Except as otherwise provided in this Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the by-laws of the Corporation. No director of the Corporation need be a stockholder of the Corporation.

     (B) Classification. The Board of Directors shall be classified with respect to the time for which they severally hold office into three separate classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2000 annual meeting of stockholders. Each initial director in Class II shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Each initial director in Class III shall hold office for a term expiring at the 2001 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Article 8, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

     9. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. At such time as the Corporation shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

     10. Corporate Records. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     11. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation.

     12. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article 12, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article 12 (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article 12.

     FOURTH: This Amended and Restated Certificate of Incorporation shall be effective as of the date set forth below.

     FIFTH: This Amended and Restated Certificate of Incorporation has been advised by the Board of Directors and approved by the holders of at least a majority of the outstanding capital stock of the Corporation present at the Annual Meeting in person or by proxy.

     IN WITNESS WHEREOF, Visual Networks, Inc. has caused this Certificate to be
signed by Scott E. Stouffer, its President this        day of        , 1999.

                                          VISUAL NETWORKS, INC.

                                          By:
                                            ------------------------------------
                                              Scott E. Stouffer
                                              President

                                     PROXY

                             VISUAL NETWORKS, INC.

                               2092 GAITHER ROAD
                         ROCKVILLE, MARYLAND 20850-4013

                      SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF THE STOCKHOLDERS

      The undersigned hereby appoints Scott Stouffer, Peter Minihane and Nancy Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Visual Networks, Inc. (the "Company") held of record by the undersigned on April 9, 1999 at the Annual Meeting of Stockholders to be held on May 26, 1999 at 10:00 a.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2430, and any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                             SIDE


                                                                                                          FOR  AGAINST ABSTAIN
[X] Please mark                                          2. Adoption of the Visual Networks, Inc.
    vote as in                                              1999 Employee Stock Purchase Plan.            [ ]     [ ]    [ ]
    this example
                                                         3. Approval of Amended and Restated Certificate
   1. Election of Directors to serve until 2002.            of Incorporation.                             [ ]     [ ]    [ ]
      Nominees: Marc F. Benson and Theodore R. Joseph
                  FOR              WITHHELD              4. Ratification of the appointment of
                  [ ]                [ ]                    Aruthur Andersen LLP as independent
                                                            auditors.                                     [ ]     [ ]    [ ]
   [ ]
      -----------------------------------------          5. In their discretion, the proxies are authorized to vote upon
      For both nominees except as noted above               any other business that may properly come before the meeting.

                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                                                         Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

 Signature:                                Date:               Signature:                                 Date:
           -------------------------------      ------------             --------------------------------      ------------
